Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-275700

Prospectus Supplement No. 9

(to Prospectus dated March 5, 2024)

enGene Holdings Inc.

Up to 47,144,548 Common Shares and 6,386,589 Warrants to be Offered and Sold by Selling Holders

Up to 9,794,498 Common Shares Issuable Upon Exercise of Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated March 5, 2024 (as previously supplemented, the “Prospectus”), related to the offer and sale from time to time (i) by the selling securityholders named in the prospectus (the “Selling Holders”) of certain of our common shares, without par value (“Common Shares”), and certain warrants to purchase Common Shares (“Warrants”) and (ii) by the Company of Common Shares issuable upon the exercise of Warrants, with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 25, 2024 (the “Current Report”), except that this prospectus supplement shall not include any information or exhibit deemed to have been furnished but not filed pursuant to the Current Report in accordance with SEC rules. A copy of the Current Report is attached to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Shares and Warrants are listed on The Nasdaq Global Select Market (“Nasdaq”), under the symbols “ENGN” and “ENGNW,” respectively. On October 25, 2024, the closing price of our Common Shares was $9.07 and the closing price for our Warrants was $2.07.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Shares involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 19 of the Prospectus and in any applicable prospectus supplement to read about factors you should consider before buying our securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 28, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2024

enGene Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220 Saint-Laurent, Quebec, Canada		H4R 2P1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 514 332-4888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one common share, at an exercise price of $11.50 per share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

On October 24, 2024, enGene Holdings Inc. (the “Company”) entered into subscription agreements (collectively, the “Subscription Agreements”) with the investors named therein (the “Investors”), for the private placement (the “Private Placement”) of 6,758,311 common shares of the Company (the “Subscribed Shares”), at a price of $8.90 per share. The aggregate gross proceeds from the Private Placement are expected to be approximately $60 million, before deducting offering expenses. The Private Placement is expected to close on October 29, 2024, subject to customary closing conditions. The Private Placement is being conducted in accordance with applicable Nasdaq rules and was priced to satisfy the “Minimum Price” requirement (as defined in the Nasdaq rules).

The Company intends to use the net proceeds from the Private Placement to fund the continued development of detalimogene, pre-commercial activities, the potential expansion of the DDX platform, and for working capital and general corporate purposes.

Pursuant to the Subscription Agreements, the Company agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) within 20 business days after the closing of the Private Placement for purposes of registering the resale of the Subscribed Shares, to use commercially reasonable efforts to have such registration statement declared effective within the time period set forth in the Subscription Agreements, and to keep such registration statement effective until the earliest of (i) the third anniversary of the effectiveness of the registration statement, (ii) the time as all of the Subscribed Shares purchased by the Investors pursuant to the terms of the Subscription Agreements have been sold pursuant to the registration statement or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or (iii) such time as the Subscribed Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act.

The Subscription Agreements contain customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Investors, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in each of the Subscription Agreements were made only for purposes of such applicable Subscription Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of such applicable Subscription Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Shareholders of the Company and other investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The Investors represented that they were accredited investors within the meaning of Rule 501 of Regulation D and were acquiring the securities for investment only and with no present intention of distributing any of such securities or any arrangement regarding the distribution thereof. The securities were offered without any general solicitation by the Company or its representatives. The securities sold and issued in the Private Placement may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Subscription Agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above regarding the Private Placement are incorporated in this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On October 25, 2024, the Company issued a press release announcing the execution of the Subscription Agreements. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, the Company updated its Corporate Presentation on October 25, 2024. The updated Corporate Presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Subscription Agreement, dated October 24, 2024

99.1	Press Release dated October 25, 2024

99.2	Corporate Presentation dated October 25, 2024

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

Date: October 25, 2024	By:	/s/ Lee Giguere
	Name:	Lee Giguere
	Title:	Chief Legal Officer

Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 24th day of October 2024, by and between enGene Holdings Inc., a corporation existing under the laws of the Province of British Columbia (the “Company”), and the undersigned (“Subscriber” or “you”). The Company and Subscriber are collectively referred to herein as the “Parties,” and each, a “Party.”

WHEREAS, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to Subscriber, the number of common shares of the Company (the “Common Shares”) set forth on the signature page hereto (the “Subscribed Shares”), at a purchase price of $8.90 per Subscribed Share (the “Per Subscribed Share Price”), and for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”);

WHEREAS, certain other investors have, severally and not jointly, entered into separate subscription agreements with the Company (each, an “Other Subscriber”), pursuant to which such Other Subscribers have agreed to purchase from the Company on the Closing Date (as defined below) Common Shares, at a purchase price per share equal to the Per Subscribed Share Price, (such separate subscription agreements being hereinafter referred to, collectively, as the “Other Subscription Agreements”); and

WHEREAS, the Company and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, the payment of the Purchase Price by Subscriber, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees, to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”). In the event the Closing does not occur within five Business Days after the expected Closing Date, unless otherwise agreed by the Company and Subscriber, the Company shall promptly (but not later than one Business Day thereafter) return the previously wired Subscriber’s Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to the account specified by Subscriber, and any book entries for the Subscribed Shares shall be deemed cancelled.

2. Representations, Warranties and Agreements.

2.1. Subscriber’s Representations, Warranties and Agreements. To induce the issuance of the Subscribed Shares, Subscriber hereby represents and warrants to the Company and the Placement Agents and acknowledges and agrees with the Company and the Placement Agents, as of the date hereof and as of the Closing Date, as follows:

2.1.1. Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2. This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3. The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries, (ii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber that would reasonably be expected to have a material adverse effect on the legal authority and ability of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”) or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4. Subscriber (i) (a) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), (b) is not an entity formed for the specific purpose of acquiring the Subscribed Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and under the Securities Act, (c) is an “institutional account” (as defined in Rule 4512(c) of the Financial Industry Regulatory Authority (“FINRA”)), (d) is not a “retail customer” (as defined in Regulation Best Interest promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and (e) is a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the Subscription, in each case, satisfying the applicable requirements set forth on Schedule I, (ii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares, (iii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Subscribed Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iv) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber understands that the offering of the Subscribed Shares meets (i) the exemptions from filing under clause (A) and either clause (C) or clause (J) of FINRA Rule 5123(b)(1) and (ii) the institutional customer exemption under FINRA Rule 2111(b). Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the investor presentation provided or made available by the Company (as amended and supplemented through the date hereof) and in the SEC Documents (as defined below). Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

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2.1.5. If Subscriber is a resident of or incorporated under or otherwise subject to the securities laws of Canada or any province or territory of Canada (a “Canadian Person”), then, in addition to, and not in lieu of, Subscriber’s representations and warranties pursuant to Section 2.1.4, Subscriber represents and warrants that Subscriber (i) is purchasing the Subscribed Shares as principal for its own account, or is deemed to be purchasing the Subscribed Shares as principal for its own account in accordance with applicable Canadian Securities Laws; and (ii) is an “accredited investor” as defined in National Instrument 45-106—Prospectus Exemptions (“NI 45-106”) and the Securities Act (Ontario) and the subscriber has properly completed the Accredited Investor Certificate attached hereto as Schedule II indicating the Subscriber is an accredited investor as so defined.

2.1.6. Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act or the securities laws of any other jurisdiction. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Subscribed Shares (a) will be “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”) and accordingly are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom and (b) shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144 and as set forth in Section 7 of this Subscription Agreement). Subscriber acknowledges that the Subscribed Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 until April 29, 2025, and that the provisions of Rule 144(i) will generally apply to the Subscribed Shares. Subscriber understands and agrees that the Subscribed Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Subscribed Shares are a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares, and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment. Subscriber acknowledges specifically that a possibility of total loss exists.

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2.1.7. If Subscriber is a Canadian Person, the Subscriber acknowledges that, notwithstanding anything herein to the contrary, including Section 2.1.6, the Subscribed Shares will be subject to resale restrictions under Canadian Securities Laws (in addition to resale restrictions under United States securities laws) and that the Subscribed Shares will have attached to them, whether through electronic deposit, an ownership statement or written notice provided under a direct registration statement system or other electronic book-entry system, or on certificates that may be issued, as applicable, a legend (in addition to any other legends applicable to the Subscribed Shares) setting out the resale restrictions under applicable securities legislation substantially in the following form and with the information completed, as applicable:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 1, 2025.”

2.1.8. Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not, and during the period beginning as of the date hereof until the Disclosure Time (as defined in Section 6.19 below) or the earlier termination of this Subscription Agreement such Subscriber will not have, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company.

2.1.9. If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an employee benefit plan (such as a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or a non-U.S. plan (as described in Section 4(b)(4) of ERISA)) that is subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) or (iv) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in (i), (ii) and (iii) above (each of the foregoing described in (i), (ii) (iii) and (iv) above, a “Plan”), Subscriber represents and warrants that its acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Laws.

2.1.10. If Subscriber is or is acting on behalf of a Plan, Subscriber represents and warrants that none of the Company or any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

2.1.11. In making its decision to purchase the Subscribed Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants of the Company contained in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone (including Leerink Partners LLC, Guggenheim Securities, LLC, Piper Sandler & Co. and Wells Fargo Securities, LLC (collectively, in their capacity as placement agents, the “Placement Agents”)), other than the Company and its representatives concerning the Company or the Subscribed Shares or the offer and sale of the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, received, reviewed and understood the offering materials made available to them in connection with the Subscription, have had the full opportunity to ask such questions, including

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on the financial information, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber represents and warrants it is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Subscription, the Subscribed Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber further acknowledges that Subscriber has not relied upon the Placement Agents in connection with Subscriber’s due diligence review of the offering of the Subscribed Shares and of the Company.

2.1.12. Subscriber acknowledges and agrees that (i) it has been informed that each of the Placement Agents is acting solely as placement agent in connection with the Subscription and is not acting as an underwriter or in any other capacity in connection with the Subscription and is not and shall not be construed as a fiduciary for Subscriber, the Company or any other person or entity in connection with the Subscription, (ii) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Subscription to Subscriber and such advice or recommendation is not necessary or desired, (iii) the Placement Agents will have no responsibility to Subscriber with respect to any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or the business, condition (financial and otherwise), management, operations, properties or prospects of, or any other matter concerning, the Company or the Subscription, (iv) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of the Placement Agents or their respective affiliates, shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company or any other person or entity) to the maximum extent permitted by applicable law, whether in contract, tort or otherwise, to Subscriber, the Company or any other person or entity or to any person claiming through each of them, in respect of the Subscription, and (v) the Placement Agents and their respective affiliates and any control persons, officers, directors, employees, partners, agents or representatives of the Placement Agents and their respective affiliates have made no independent investigation with respect to the Company, the Subscribed Shares or the Subscription or the accuracy, completeness or adequacy, as of any date, of any information supplied to the Placement Agents by the Company. The Company is solely responsible for paying any fees or other commission owed to the Placement Agents in connection with the Subscription.

2.1.13. Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber or one of its representatives, on the one hand, and the Company, one of its representatives or the Placement Agents (collectively, the “Issuer Parties”) on behalf of the Company, as the case may be, on the other hand, as a result of a pre-existing relationship between Subscriber and one or more of the Issuer Parties. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any general solicitation or general advertising, and none of the Company, the Placement Agents or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

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2.1.14. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of an investment in the Subscribed Shares and the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation (and any representation to the contrary is a criminal offense).

2.1.15. Subscriber represents and warrants that none of Subscriber or any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function on its behalf is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC or any similar list of sanctioned persons administered by the United Nations Security Council, the European Union, Canada, His Majesty’s Treasury (“HMT”), any individual European Union member state or the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions Lists”) or a person or entity designated by any OFAC sanctions program, directly or indirectly 50% or more owned or otherwise controlled by, or acting on behalf of, one or more persons on a Sanctions List, (ii) organized, incorporated, established, located or resident in, a country or territory that is the target of country-wide or territory-wide economic or trade sanctions (currently Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and non-government controlled areas of the Kherson and Zaporizhia region of Ukraine), or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The representations, warranties and undertakings in this Section 2.1.15 will not apply to any party hereto to which Council Regulation (EC) No. 2271/96, as amended (the “Blocking Regulation”) applies, if and to the extent that such representation, warranty or undertaking is or would be invalid or unenforceable by reason of breach of any provision of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation or any similar measure in any member state of the European Union or the United Kingdom). If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the United Nations Security Council, the European Union, Canada, HMT, any European Union member state and the United Kingdom, including for the screening of its investors against the Sanctions Lists and the OFAC sanctions programs. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

2.1.16. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the United States Securities and Exchange Commission (the “Commission”) with respect to the beneficial ownership of the Company’s securities, Subscriber is not currently (and at all times through the Closing Date will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) that represent in excess of 5% of the outstanding Common Shares or of the outstanding voting power of the Company.

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2.1.17. Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.4.1 and will be able to consummate the subscription of the Subscribed Shares.

2.1.18. No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company.

2.1.19. Subscriber agrees that, from the date of this Subscription Agreement until the Disclosure Time or the earlier termination of this Subscription Agreement, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Company. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (a) nothing herein shall prohibit any entities under common management or that share an investment advisor with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated hereby from entering into any Short Sales and (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 2.1.19 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement. For the avoidance of doubt, this Section 2.1.19 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of the Company (A) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement or (ii) ordinary course, non-speculative hedging transactions. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future after the Disclosure Time.

2.1.20. The funds being used to purchase the Subscribed Shares which will be paid by Subscriber to the Company in accordance with the terms hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and Subscriber and the beneficial subscriber, if any, acknowledges that the Company may in the future be required by law to disclose Subscriber’s or beneficial subscriber’s name and other information relating to this Subscription Agreement and Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge, none of the subscription funds to be provided by Subscriber or the beneficial subscriber have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada or any other jurisdiction or are being tendered on behalf of a person or entity who has not been identified to Subscriber.

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2.1.21. Subscriber acknowledges and agrees that the sale and delivery of the Subscribed Shares is subject to applicable requirements under the securities laws and regulations of the provinces and territories of Canada (“Canadian Securities Laws”) and is conditional upon such sale being exempt from the prospectus requirements of Canadian Securities Laws and that the Subscribed Shares have not been qualified under a prospectus under Canadian Securities Laws. Subscriber acknowledges that the Company, as of the date hereof, is a “reporting issuer” in the province of Québec, that the Subscribed Shares may be subject to statutory resale restrictions under Canadian Securities Laws, which resale restrictions may apply outside of Canada, and Subscriber covenants that it will not resell the Subscribed Shares except in compliance with such laws, if applicable.

2.1.22. If Subscriber is a Canadian Person, Subscriber is eligible to purchase the Subscribed Shares pursuant to an exemption from the prospectus requirements of Canadian Securities Laws.

2.1.23. If Subscriber is a Canadian Person, Subscriber (i) acknowledges that the Company will have to file a report of exempt distribution on Form 45-106F1 (“ROED”) with certain Canadian regulatory authorities with respect to distributions to Canadian Persons; and (ii) acknowledges and agrees that the Company will deliver certain personal information pertaining to Subscriber to certain Canadian regulatory authorities of the Subscriber’s local jurisdiction in connection with the preparation and filing of the ROED.

2.2. Company’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Subscribed Shares, the Company hereby represents and warrants to the Placement Agents and Subscriber and agrees with the Placement Agents and Subscriber, as of the date hereof and as of the Closing Date, as follows:

2.2.1. The Company is validly existing and in good standing under the laws of the Province of British Columbia, and has all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement and the Other Subscription Agreements (collectively, the “Transaction Documents”). The Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Subscribed Shares, will be validly issued, fully paid and non-assessable. The issuance and delivery of the Subscribed Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the shareholders of the Company or any other person or entity or any liens, encumbrances or restrictions, other than restrictions on resale under applicable securities laws.

2.2.2. The Transaction Documents to which the Company is a party have been duly authorized, validly executed and delivered by the Company and, assuming that the Transaction Documents to which the Company is a party constitute valid and binding obligations of the other parties thereto, are valid and binding obligations of the Company, and are enforceable against the Company in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

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2.2.3. Assuming the accuracy of Subscriber’s representations and warranties in Section 2.1 hereof, the execution, delivery and performance of the Transaction Documents to which the Company is a party (including compliance by the Company with all of the provisions hereof), the issuance and sale of the Subscribed Shares and the consummation of the other transactions contemplated herein, do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a Company Material Adverse Effect (as defined below), (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its properties that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, “Company Material Adverse Effect” shall mean any change, event, development, condition, occurrence or effect that, individually or in the aggregate, (x) has or would reasonably be expected to result in a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (y) materially and adversely affects the ability of the Company to timely perform its obligations under the Transaction Documents to which it is a party, provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States, Canada, or any other geographic region in which the Company conducts business, (b) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, (c) any change that generally affects industries in which the Company conducts business; (d) changes in laws after the date hereof; (e) changes in U.S. generally accepted accounting principles (“GAAP”) after the date of this Subscription Agreement; or (f) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions.

2.2.4. Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security of the Company nor solicited any offers to buy any security under circumstances that would adversely affect reliance by the Company on an exemption from the prospectus or registration requirements of Canadian Securities Laws or Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration or qualification of the issuance of the Subscribed Shares under the Securities Act or a prospectus under Canadian Securities Laws.

2.2.5. Except for the Placement Agents, no broker or finder is entitled to any brokerage or finder’s fee or commission from the Company solely in connection with the sale of the Subscribed Shares to Subscriber.

2.2.6. Neither the Company, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Subscribed Shares and neither the Company, nor any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, any state securities laws or any Canadian Securities Laws.

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2.2.7. Concurrently with the execution and delivery of this Subscription Agreement, the Company is entering into the Other Subscription Agreements containing substantially similar terms (including the Per Subscribed Share Price terms) as this Subscription Agreement, providing for the sale of an aggregate of 6,758,311 Common Shares, for an aggregate purchase price of $60,148,967.90 (including the Subscribed Shares purchased and sold under this Subscription Agreement). No Other Subscription Agreement, side letter or similar agreement with a similarly situated Other Subscriber contains terms (including per Common Share purchase price terms) that are materially more advantageous to such similarly situated Other Subscriber thereunder than the terms of this Subscription Agreement (other than terms particular to the regulatory requirements of such Other Subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Common Shares). The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement to include terms that are materially more advantageous to any similarly situated Other Subscriber thereunder than the terms of this Subscription Agreement (other than terms particular to the regulatory requirements of such Other Subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Common Shares).

2.2.8. As of the date of this Subscription Agreement, the authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of preferred shares. As set forth in the SEC Documents as of the date set forth therein, all issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive or similar rights. There are no preferred shares outstanding. Except as disclosed in the SEC Documents, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of (i) the Subscribed Shares or (ii) the securities to be issued pursuant to any Other Subscription Agreement. The Company has not put in place, and has not implemented, any “poison pill” plan.

2.2.9. There are no pending or, to the Knowledge of the Company, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no unsatisfied judgment, any open injunction, or any decree, ruling or order of any governmental authority or arbitrator outstanding against or binding upon the Company, which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, “Knowledge of the Company” shall mean the actual knowledge of any of Ronald Cooper, Ryan Daws, Alexander Nichols, Anthony Cheung, and Joan Connolly after reasonable inquiry.

2.2.10. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i)

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filings with the Commission, (ii) filings required by applicable state or federal securities laws, (iii) filings required in accordance with Section 4, (iv) filings required by applicable Canadian Securities Laws, including the ROED, (v) those required by The Nasdaq Stock Market LLC (“Nasdaq”) or other national securities exchange registered under the Exchange Act (an “Exchange”), as applicable, and (vi) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.2.11. The Company is not (i) a person or entity named on any Sanctions List, (ii) directly or indirectly 50% or more owned or otherwise controlled by, or acting on behalf of, one or more persons on a Sanctions List, (iii) organized, incorporated, established or located in a country or territory that is the target of country-wide or territory-wide economic or trade sanctions (currently Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and non-government controlled areas of the Kherson and Zaporizhia region of Ukraine) or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The representations, warranties and undertakings in this Section 2.2.11 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representation, warranty or undertaking is or would be invalid or unenforceable by reason of breach of any provision of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation or any similar measure in any member state of the European Union or the United Kingdom). If the Company is a financial institution subject to the BSA/PATRIOT Act, the Company represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Company also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the United Nations Security Council, the European Union, Canada, HMT, any European Union member state and the United Kingdom, including for the screening of its investors against the Sanctions List and the OFAC sanctions programs. The Company further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Company were legally derived.

2.2.12. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Company is a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

2.2.13. The Company is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have a Company Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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2.2.14. The Company is subject to the reporting requirements of the Exchange Act, and has filed or furnished or will file or furnish in a timely manner all reports, schedules, forms, statements and other documents that the Company was or is required to file with the Commission under either the Securities Act or the Exchange Act, on or after November 1, 2023 (the foregoing documents (together with any documents filed by the Company under the Securities Act or Exchange Act, whether or not required), and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the Commission, but excluding any information for which the Company has received confidential treatment from the Commission, being collectively referred to herein as the “SEC Documents”). In addition, the Company is subject to the reporting requirements under Canadian Securities Laws, and has filed or furnished or will file or furnish in a timely manner all reports, schedules, forms, statements and other documents that the Company was or is required to file under Canadian Securities Laws, since November 1, 2023 (the foregoing documents (together with any documents filed by the Company under Canadian Securities Laws, whether or not required), and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, but excluding any information for which the Company has received confidential treatment under Canadian Securities Laws, being collectively referred to herein as the “SEDAR+ Documents”). As of their respective filing or furnishing dates (or, if amended prior to the date of this Agreement, when amended), all SEC Documents and SEDAR+ Documents (including any audited or unaudited financial statements and any notes thereto or schedules included therein) complied in all material respects with the requirements of Canadian Securities Laws, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission and the Canadian securities regulators, as the case may be, promulgated thereunder. None of the SEC Documents or SEDAR+ Documents as of their respective filing or furnishing dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the notes thereto) of the Company set forth in the SEC Documents and the SEDAR+ Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto as well as with Canadian Securities Laws. The Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial recurring adjustments). The accountants who certified the Financial Statements are independent public accountants as required by Canadian Securities Laws as well as the Securities Act and the Exchange Act and the regulations thereunder and the Public Company Accounting Oversight Board.

2.2.15. As of the date hereof, the issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “ENGN”. The Company is a reporting issuer under Canadian Securities Laws in the Province of Quebec; and the Company is not included in a list of defaulting reporting issuers maintained by the Autorité des Marchés Financiers. There is no suit, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the Common Shares or prohibit or terminate the listing of the Common Shares on Nasdaq. The Company has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act or the listing of the Common Shares on Nasdaq.

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2.2.16. To the Knowledge of the Company, the Company and its subsidiaries own, possess, license or have rights to use, on terms that the Company believes to be reasonable, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets, know-how and other similar rights that are necessary or material for use in connection with the businesses of the Company and its subsidiaries as described in the SEC Documents (collectively, the “Intellectual Property Rights”). Neither the Company nor any of its subsidiaries has received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes upon the rights of any person or entity. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person or entity of any of the Intellectual Property Rights. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy and confidentiality of the Intellectual Property Rights (excluding any patents or patent applications that have or will become public), except where the failure to do so would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, all material licenses or other material agreements under which the Company is granted rights to intellectual property, if any, are in full force and effect and there is no material default by any other party thereto. The Company has no reason to believe that the licensors under such licenses and other agreements, if any, do not have and did not have all requisite power and authority to grant the rights to the intellectual property purported to be granted thereby.

2.2.17. The Company and its subsidiaries have good and marketable title to all the properties and assets described as owned by them in the latest Financial Statements set forth in the SEC Documents, free and clear of all liens, mortgages, pledges or encumbrances of any kind except (a) those, if any, reflected in such Financial Statements, (b) those described in the SEC Documents, or (c) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or any subsidiary. The Company and its subsidiaries hold their respective leased properties under valid and binding leases, except as would not have a Company Material Adverse Effect. The Company and its subsidiaries own or lease all such properties as are materially necessary to conduct their respective operations as now conducted in all material respects.

2.2.18. The Company and its subsidiaries are in compliance with all applicable laws of the jurisdictions in which they are conducting their business, including all applicable local, state and federal environmental laws (including laws relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances), and all applicable laws enforced by the United States Food and Drug Administration (the “FDA”) (including the Federal Food, Drug And Cosmetic Act, as amended, and the regulations promulgated thereunder) or any applicable laws enforced by equivalent governmental body outside the United States, except where failures to be so in compliance, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Any preclinical tests and studies or clinical trials conducted by, on behalf of, or sponsored by the Company or any of its subsidiaries that are described in, or the results of which are referred to in, the SEC Documents (“Studies”), were and, if still pending, are being conducted in all material respects in accordance with all applicable laws and regulations and protocols governing the conduct of such Studies, the protocols, procedures and controls submitted to the FDA or any foreign governmental body exercising comparable authority (together with the FDA, the “Regulatory Authorities”), and any conditions of approval and policies imposed by any institutional review board, ethics review board or committee responsible for the oversight of such preclinical tests and studies and clinical trials. The descriptions of the Studies contained in the SEC Documents are accurate in all material respects; to the Knowledge of the Company, there are no other preclinical studies and clinical trials, the results of which are inconsistent with or would call into question the results described in the SEC Documents in any material respect; and neither the Company nor any of its subsidiaries has received any written notice or correspondence from the FDA or any other Regulatory Authority or institutional review board exercising comparable authority requiring or threatening the termination, suspension, or clinical hold of Studies, where such termination, suspension or clinical hold would reasonably be expected to have a Company Material Adverse Effect, and to the Knowledge of the Company, there are no reasonable grounds for the same.

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2.2.19. The Company and its subsidiaries have filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect) and have timely paid or accrued all taxes shown as due thereon, including interest and penalties (except where the failure to pay would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect), and, to the Knowledge of the Company, there is no tax deficiency that has been or might be asserted or threatened against it or them that could have a Company Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There are no liens for material taxes upon the assets of the Company or any of its subsidiaries other than for current taxes not yet due and payable or for taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s most recent financial statements included in the SEC Documents.

2.2.20. The Company is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

2.2.21. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for the businesses of the Company and its subsidiaries, including directors’ and officers’ liability insurance and insurance covering all real and personal property owned or leased by the Company or any of its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against and against such risks which the Company believes it is prudent to insure against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

2.2.22. The Company and its subsidiaries have all franchises, licenses, permits, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of their respective businesses as currently conducted, including, without limitation, all such certificates, approvals, authorizations, exemptions, licenses and permits required by the FDA or any other comparable governmental bodies, including other Regulatory Authorities (collectively, “Permits”), except where the failure to possess such Permits would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice requiring or threatening any revocation or modification of any such Permits, where such revocation or modification would reasonably be expected to have a Company Material Adverse Effect.

2.2.23. Except as otherwise set forth in the SEC Documents, (i) the Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act; (ii) since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not

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remediated) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (iii) the Company’s “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

2.2.24. The Company understands and confirms that Subscriber will rely on the representations, warranties and covenants of the Company set forth in this Subscription Agreement in effecting the transactions contemplated by this Subscription Agreement.

2.2.25. Except if and to the extent otherwise provided in this Subscription Agreement, it is understood and acknowledged by the Company that Subscriber has not been asked by the Company to agree, nor has Subscriber agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Subscribed Shares for any specified term.

2.2.26. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data, and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an individual; (iii) any information regarding an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in an individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws (as defined below); and (vii) any other piece of information that alone, or combined with other information, allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s Knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the IT Systems, Confidential Data, and Personal Data. The Company and its subsidiaries are presently, and since October 31, 2023 have been, in material compliance with all applicable laws or statutes and all judgments and orders binding on the Company, applicable binding rules and regulations of any court or arbitrator or

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governmental or regulatory authority, and their internal policies and contractual obligations, each relating to the Processing (as defined below), privacy and security of Personal Data and Confidential Data, the privacy and security of IT Systems and the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

2.2.27. The Company and its subsidiaries are, and since October 31, 2023 have been, in material compliance with all applicable Canadian and U.S. state and federal data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including HIPAA, the California Consumer Privacy Act, and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, at all times since October 31, 2023 provided accurate notice of its Privacy Statements then in effect to its clients, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws. The Company further certifies that neither it nor any of its subsidiaries: (i) has received notice of any actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data or Confidential Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

3. Closing; Closing Conditions; Closing Deliveries.

3.1. Closing. The consummation of the Subscription contemplated hereby (the “Closing”) shall take place via an electronic exchange of documents on the third (3rd) Business Day promptly following the satisfaction of the conditions set forth below in this Section 3 (the date of the Closing, the “Closing Date”), or at such other time and place as determined by the Company and Subscriber. For purposes of this Subscription Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Toronto, Ontario are open for the general transaction of business.

3.2. Conditions to Closing of the Company. The Company’s obligation to sell and issue the Subscribed Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Company, on or prior to the Closing Date, of each of the following conditions:

3.2.1. Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date.

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3.2.2. Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.

3.2.3. Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Subscription Agreement and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

3.2.4. Regulatory Approvals. The Company shall have obtained all required regulatory approvals (including those that may be required under the securities laws of the United States and Canadian Securities Laws) to permit the completion of the transactions contemplated hereby.

3.2.5. No Registration or Prospectus Requirements. The offer, issue, sale and delivery of the Subscribed Shares shall be exempt from any applicable requirements to file a registration statement or prospectus or deliver an offering memorandum (as defined in applicable securities laws, including securities laws of the United States or Canadian Securities Laws) or any similar document under applicable securities laws, including securities laws of the United States or Canadian Securities Laws, or the Company shall have received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a registration statement or prospectus or delivering an offering memorandum or any similar document.

3.3. Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Subscribed Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.3.1. Representations and Warranties Correct. The representations and warranties made by the Company in Section 2.2 hereof shall be true and correct in all material respects when made (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date.

3.3.2. Compliance with Covenants. The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

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3.3.3. Other Subscription Agreements. There shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits any such Other Subscriber thereunder (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons) unless Subscriber has been offered substantially the same benefits.

3.3.4. Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

3.3.5. Listing. No suspension of the qualification of the Common Shares for offering or sale or trading in any jurisdiction, and no suspension or removal from listing of the Common Shares on Nasdaq or other Exchange, as applicable, and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred. The Company shall have filed with Nasdaq or other Exchange, as applicable, a Listing of Additional Shares notification form for the listing of the Subscribed Shares. No objection shall have been raised by Nasdaq or other Exchange, as applicable, with respect to the consummation of the transactions contemplated by this Subscription Agreement.

3.3.6. MAE. There shall not have been any Company Material Adverse Effect since the date hereof.

3.4. Closing Deliveries.

3.4.1. Payment of the Purchase Price at Closing. At the Closing, Subscriber shall deliver, or cause to be delivered, to the Company, an amount equal to the Purchase Price by wire transfer of immediately available funds to the Company’s account pursuant to wire instructions set forth in Schedule III.

3.4.2. Issuance of the Subscribed Shares at the Closing. At the Closing, the Company shall issue, or cause the Company’s transfer agent to issue, to Subscriber in global form through a book-entry account maintained by the Company’s transfer agent the number of Subscribed Shares purchased by Subscriber, as set forth on the signature page hereto, at the Closing against payment by Subscriber of the Purchase Price.

3.4.3. Corporate Secretary’s Certificate. At the Closing, Subscriber shall have received a certificate signed by the Corporate Secretary of the Company, in form and substance reasonably satisfactory to Subscriber, (i) certifying the resolutions of the Board of Directors of the Company or a duly authorized committee thereof approving this Subscription Agreement and all of the transactions contemplated hereunder and (ii) certifying the current versions of the Company’s Articles and Notice of Articles.

3.4.4. Compliance Certificate. At the Closing, Subscriber shall have received a certificate, in form and substance reasonably satisfactory to Subscriber, signed by the Chief Executive Officer of the Company certifying to the fulfillment of the conditions set forth in Section 3.3.

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3.4.5. Opinion of Counsel. At the Closing, the Placement Agents and Subscriber shall have received an opinion of Morgan, Lewis & Bockius LLP, U.S. counsel for the Company, and an opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Company, in each case, in form reasonably satisfactory to the Placement Agents and Subscriber.

4. Registration Statement.

4.1. The Parties agree that:

4.1.1. Subject to, and upon, the terms and conditions of this Section 4 (including, without limitation, Section 4.1.2), the Company agrees that, as soon as practicable, but in no event later than twenty (20) Business Days after the Closing Date (the date on which the Registration Statement (as defined in Section 4.1.2 below) is filed, the “Filing Date”), it shall use its commercially reasonable efforts to file with the Commission (at the Company’s sole cost and expense) a registration statement on Form S-3 registering the resale of (i) the Subscribed Shares and/or any other equity security (of the Company, any successor entity or otherwise) issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise (the “Registrable Securities”) and (ii) Common Shares purchased or that may be purchased by Other Subscribers pursuant to the Other Subscription Agreements (the “Other Subscribers’ Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (1) the 60th calendar day (or 90th calendar day if the Staff of the Commission notifies the Company that it will “review” or provide comments to the Registration Statement) following the Closing Date and (2) if the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comment, the fifth (5th) Business Day following the date on which the Company is so notified, except that if any such date that results from the application of the provisions of foregoing clauses (1) and (2) is a date on which the rules of the Commission do not permit the Registration Statement to be declared effective without audited financial statements for the Company’s fiscal year ending on October 31, 2024 being included or incorporated by reference in the Registration Statement, then, notwithstanding the foregoing, the Company shall only be obligated to use commercially reasonable efforts to have the Registration Statement be declared effective no later than the date that is the later to occur of (x) the date that results from the application of the provisions of the foregoing clauses (1) and (2) and (y) the 30th day after the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended October 31, 2024 (the date on which the Registration Statement is declared effective, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to the Company that contains the information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Registrable Securities that is required by Commission rules to be included in the Registration Statement to effect the registration under the Securities Act of the Registrable Securities for resale by the Subscriber, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as permitted hereunder; provided, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction (other than as may be provided pursuant to this Section 4) on the ability to transfer the Registrable Securities pursuant to the Registration Statement, and unless otherwise agreed to in writing by Subscriber prior to the filing of the

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Registration Statement, Subscriber shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to use commercially reasonable efforts to file or effect the Registration Statement as set forth above in this Section 4. For purposes of this Section 4, “Subscriber” shall include any person to which the rights under this Section 4 shall have been duly assigned. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of the Registration Statement as a result of or in connection with the Subscriber’s review. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Common Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of such Common Shares by the applicable shareholders or otherwise, (i) the Registration Statement shall register for resale such number of Common Shares which is equal to the maximum number of Common Shares as is permitted by the Commission to be included in the Registration Statement and (ii) the number of Common Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders; and as promptly as practicable after being permitted to register pursuant to Rule 415 or otherwise under the Securities Act additional Common Shares for the selling shareholders named in the Registration Statement, the Company shall amend the Registration Statement or file a new additional registration statement on Form S-3 to register such additional Common Shares not included in the initial Registration Statement and cause such amendment or such new additional registration statement to become effective as promptly as practicable.

4.1.2. The defined term “Registration Statement” as used throughout this Section 4 shall mean the registration statement on Form S-3 that is filed by the Company pursuant to the first sentence of Section 4.1.1 and/or, if the context requires or otherwise allows, any new additional registration statement on Form S-3 that is filed by the Company pursuant to the last sentence of Section 4.1.1.

4.2. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Company shall:

4.2.1. except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the third anniversary of the effectiveness of the applicable Registration Statement, when Subscriber has sold all of its Registrable Securities pursuant to the applicable Registration Statement or Rule 144 and (ii) the date all Registrable Securities held by the Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); provided, that for as long as the applicable Registration Statement shall remain

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effective pursuant to the immediately preceding sentence, the Company will (a) use commercially reasonable efforts to file all reports, and (b) provide all customary and reasonable cooperation, necessary to update or amend the applicable Registration Statement as necessary to include the Registrable Securities;

4.2.2. use commercially reasonable efforts to advise Subscriber within five (5) Business Days:

(a) when a Registration Statement or any post-effective amendment thereto has become effective;

(b) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(c) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(e) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding the Company or subject Subscriber to any duty of confidentiality;

4.2.3. use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4. upon the occurrence of any event contemplated in Section 4.2.2(e), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.2.5. use its commercially reasonable efforts to cause all Subscribed Shares to be listed on each securities exchange or market, if any, on which the Company’s Common Shares are then listed;

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4.2.6. use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities and to enable the sale of the Registrable Securities under Rule 144; and

4.2.7. use its commercially reasonable efforts to cause the Company’s transfer agent to remove any restrictive legend, at Subscriber’s request, as provided in Section 7.3 hereof.

4.3. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of any Registration Statement, and from time to time to require Subscriber not to sell under any Registration Statement or to suspend the effectiveness thereof, (i) as may be necessary in connection with the preparation and filing of a post-effective amendment to such Registration Statement following the filing of the Company’s Annual Report on Form 10-K or 20-F, as applicable, or (ii) if the filing, effectiveness or continued use of such Registration Statement would require the Company to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of the Company, after consultation with counsel to the Company, would be required to be made in such Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, would not be required to be made at such time if such Registration Statement were not being filed, and the Company has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend any Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred twenty (120) total calendar days, in each case, during any three hundred sixty (360) day period. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality) of the happening of any Suspension Event during the period that any Registration Statement is effective or if as a result of a Suspension Event any Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will immediately discontinue offers and sales of the Registrable Securities under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality). If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (a) to the extent Subscriber is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (b) to copies stored electronically on archival servers as a result of automatic data back-up. Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by this Section 4; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (x) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (y) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of the preceding

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sentence) and the related suspension period remains in effect, the Company will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to the Company, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

4.4. The Parties agree that:

4.4.1. The Company shall, notwithstanding the termination of this Subscription Agreement, indemnify and hold harmless, to the extent permitted by law, Subscriber (to the extent Subscriber is named as a selling shareholder under any Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, advisers, employees of such Subscriber, each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, shareholders, agents, affiliates and employees of each such controlling person from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable and documented attorneys’ fees of one law firm and one local counsel in each applicable jurisdiction and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of Canadian Securities Laws, the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 4.4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber expressly for use in such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized by the Company or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 4.3 hereof. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware.

4.4.2. Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, the Company and each of the Company’s directors, officers, employees and agents and each person who controls the Company, as applicable (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses, as incurred, that arise out of or result from any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary

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prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Subscriber specifically for use in preparation of the Registration Statement; provided, however, that the indemnification contained in this Section 4.4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Subscriber shall notify the Company promptly of the institution, threat, or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which Subscriber is aware.

4.4.3. Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.4.4. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Registrable Securities.

4.4.5. If the indemnification provided under this Section 4.4 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission

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to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.4 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 4.4 shall be individual, not joint and several, and in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such contribution obligation.

5. Termination. This Subscription Agreement (i) may be terminated upon the mutual written agreement of each of the Parties to this Subscription Agreement, (ii) may be terminated by Subscriber if any of the conditions set forth in Section 3.3 shall have become incapable of fulfillment, and shall not have been waived by Subscriber, or (iii) may be terminated by either Subscriber or the Company at any time after the fifth Business Day after the date of this Agreement if the Closing has not been consummated; provided, however, that no termination of this Subscription Agreement pursuant to any of the foregoing provisions of this Section 5 will affect the right of any Party to sue for any breach by the other Party.

6. Miscellaneous.

6.1. Further Assurances. At the Closing, the Parties shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1. Subscriber acknowledges that the Company and the Placement Agents will rely on the acknowledgments, understandings, undertakings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, undertakings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and the Placement Agents will rely on the acknowledgments, understandings, undertakings, agreements, representations and warranties made by the Company contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber and the Placement Agents if any of the acknowledgments, understandings, undertakings, agreements, representations and warranties made by the Company set forth herein are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, undertakings, representations and warranties qualified by materiality, in which case the Company shall notify Subscriber and the Placement Agents if they are no longer accurate in any respect).

6.1.2. Each of the Company, Subscriber and each of the Placement Agents is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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6.1.3. The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber, provided that the Company agrees to keep confidential any such information provided by Subscriber.

6.1.4. Each of Subscriber and the Company shall pay all of its own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that all expenses related to any Registration Statement are for the account of the Company to the extent provided in Section 4, and the Company shall be responsible for the fees of its transfer agent and all of DTC’s fees associated with the issuance of the Subscribed Shares).

6.2. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Company, to:

enGene Holdings Inc.

c/o enGene USA, Inc.

200 5th Avenue, 4th Floor

Waltham, MA 02451

United States

Attn: Ryan Daws

Email: rdaws@engene.com

with a required copy (which copy shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110-1726

United States

Attention: Julio E. Vega

Email: julio.vega@morganlewis.com

6.3. Entire Agreement. This Subscription Agreement and any amendments hereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4. Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

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6.5. Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to Subscriber (including Subscriber’s rights to purchase the Subscribed Shares) may be transferred or assigned without the prior consent of the Company; provided that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber, without the prior consent of the Company, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

6.6. Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns, except that the Placement Agents shall be third-party beneficiaries to the representations, warranties, understandings and undertakings made by the Company and Subscriber in this Subscription Agreement and as provided in Section 4.4.1, Section 4.4.2, Section 6.10 and Section 6.15.

6.7. Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.8. Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

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6.9. Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.10. Exculpation of the Placement Agents. Each party hereto agrees, for the express benefit of the Placement Agents, their respective affiliates and representatives, that, in connection with this Subscription Agreement and the transactions contemplated thereby:

6.10.1. Neither the Placement Agents nor any of their respective affiliates or any of their representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) make any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Subscription Agreement or the other Transaction Documents or in connection with any of the transactions contemplated by this Subscription Agreement or the other Transaction Documents, including any offering or marketing materials; or (iii) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by this Subscription Agreement or any other Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement or any other Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

6.10.2. The Placement Agents, their respective affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as Placement Agents hereunder pursuant to the indemnification provisions set forth in the engagement letters between the Company and the Placement Agents.

6.11. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

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6.12. Remedies.

6.12.1. The Parties agree that irreparable damage would occur if this Subscription Agreement is not performed or the Closing is not consummated in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.12 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.12.2. The Parties acknowledge and agree that this Section 6.12 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.13. Survival of Representations and Warranties and Covenants. All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Subscription Agreement shall survive the Closing.

6.14. Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15. No Liability. Subscriber agrees that none of the Placement Agents shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in good faith in connection with the transactions contemplated by this Subscription Agreement and the purchase and sale of the Subscribed Shares hereunder. On behalf of Subscriber and its affiliates, Subscriber releases the Placement Agents in respect of any Losses related to the transactions contemplated by this Subscription Agreement and the purchase and sale of the Subscribed Shares hereunder. Subscriber agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the transactions contemplated by this Subscription Agreement and the purchase and sale of the Subscribed Shares hereunder. This undertaking is given freely and after obtaining independent legal advice, except for such party’s own gross negligence, willful misconduct or bad faith.

6.16. Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.17. Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,”

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“hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.18. Mutual Drafting. This Subscription Agreement is the joint product of the Parties and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and shall not be construed for or against any Party.

6.19. Securities Laws Disclosure; Publicity. The Company shall, by the Disclosure Time, (a) issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents or forms thereof as exhibits thereto, with the Commission. From and after the issuance of such press release and such Form 8-K, the Company represents to Subscriber that it shall have publicly disclosed all material, non-public information delivered to Subscriber (by the Company or any of its subsidiaries, or any of their respective officers, directors, employees, affiliates or agents (including the Placement Agents) in connection with the transactions contemplated by this Agreement). Effective upon the earlier of (i) the issuance of such press release and the filing of such Form 8-K and (ii) the Disclosure Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees, affiliates or agents (including the Placement Agents) on the one hand, and Subscriber or any of its officers, directors, agents, employees, investment advisers or affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and Subscriber shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Subscriber shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Subscriber, or without the prior consent of Subscriber, with respect to any press release of the Company, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Subscriber, or include the name of Subscriber in any filing with the Commission or any regulatory agency or Nasdaq, without the prior written consent of Subscriber, except (a) as required by federal securities law in connection with any registration statement contemplated by Section 4 hereof and (b) to the extent such disclosure is required by law or Nasdaq regulations, in which case the Company shall provide Subscriber with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with Subscriber regarding such disclosure. For purposes of this Subscription Agreement, the term “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a trading day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any trading day, 9:01 a.m. (New York City time) on the trading day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agents, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any trading day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agents.

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7. Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of the Company to the public without registration are available to holders of the Company’s common shares and for so long as Subscriber holds the Subscribed Shares, the Company agrees to:

7.1. make and keep public information available, as those terms are understood and defined in Rule 144; and

7.2. file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

7.3. furnish to Subscriber so long as it owns Subscribed Shares, as promptly as practicable upon request, (x) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (y) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

The Company shall, if requested by Subscriber, use commercially reasonable efforts to (i) cause the removal of any restrictive legend related to compliance with the federal securities laws set forth on the Subscribed Shares, (ii) request its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such legends in such circumstances may be effected in compliance under the Securities Act, and (iii) issue the Subscribed Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at Subscriber’s option, if (a) Subscriber has sold or transferred the Subscribed Shares pursuant to the effective Registration Statement or in compliance with Rule 144, (b) Subscriber intends to sell or transfer Subscribed Shares pursuant to the effective Registration Statement or in compliance with Rule 144 promptly after such request to the Company, (c) the Subscribed Shares are registered for resale pursuant to an effective registration statement or (d) the Subscribed Shares are eligible for resale under Rule 144 or any successor provision without any volume or other limitation. The Company’s obligation to remove legends under this paragraph may be conditioned upon Subscriber providing such undertakings, representations and documentation (including broker representation letters) as are reasonably necessary and customarily required in connection with the removal of restrictive legends related to compliance with the federal securities laws. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Common Shares to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above. Notwithstanding the foregoing, the Company will not be required to deliver any such opinion, authorization, certificate, or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

8. Equal Treatment of Subscribers. No Other Subscriber has received terms in respect of its purchase of the Common Shares that are more favorable than those of Subscriber. No consideration (including any modification of any Other Subscription Agreement) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Other Subscription Agreements unless the same consideration is also offered to all of the parties to the Other Subscription Agreements, including this Subscription Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

ENGENE HOLDINGS INC.

By:
Name: Ryan Daws
Title: Chief Financial Officer

Signature Page to enGene Holdings Subscription Agreement

Accepted and agreed this [•] day of [•] 2024.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By: _________________________________	By: _________________________________
Name:	Name:
Title:	Title:

Date: [•][•], 2024

Name of Subscriber:	Name of Joint Subscriber, if applicable:

____________________________________	____________________________________
(Please print. Please indicate name and	(Please print. Please indicate name and
Capacity of person signing above)	Capacity of person signing above)

____________________________________	____________________________________
Name in which securities are to be registered
(if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN: ______________________	Joint Subscriber’s EIN: ______________________

Business Address-Street:	Mailing Address-Street (if different):

____________________________________	____________________________________

____________________________________	____________________________________
City, State/Province, Zip/Postal Code:	City, State/Province, Zip/Postal Code:

Attn:	Attn:

Signature Page to enGene Holdings Subscription Agreement

Telephone No.: _________________________	Telephone No.: _____________________

Facsimile No.: __________________________	Facsimile No.: ______________________

Aggregate Number of Subscribed Shares subscribed for: _____________________

Aggregate Purchase Price: $____________________

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company on Schedule III.

Signature Page to enGene Holdings Subscription Agreement

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐

Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or registered pursuant to the laws of a U.S. state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Advisers Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐

Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act of 1972, as amended;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Advisers Act;

☐

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;

☐	Any entity in which all of the equity owners are accredited investors;

☐	Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐

Any “family office,” as defined in rule 202(a)(11)(G)–1 under the Advisers Act: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (such a family office meeting the requirements in this paragraph, a “Qualified Family Office”); or

☐	Any “family client,” as defined in rule 202(a)(11)(G)–1 under the Advisers Act, whose prospective investment is directed by that person’s Qualified Family Office.

SCHEDULE II

CANADIAN ACCREDITED INVESTOR CERTIFICATE

ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraph(s))

☐	(a)	a Canadian financial institution, or a Schedule III bank (or in Ontario, a bank listed in Schedule I, II, or III of the Bank Act (Canada));

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

☐	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(j)	an individual who, either alone or with a spouse, beneficially owns, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

☐	(k)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

☐	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

The representations, warranties, statements and certifications made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing and the Subscriber acknowledges that this Certificate is incorporated into and forms part of the subscription agreement to which it is attached. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing, the undersigned Subscriber shall give the Company immediate written notice thereof.

DEFINITIONS

For the purposes hereof, the following definitions are included for convenience:

“affiliate” means an issuer connected with another issuer because: (a) one of them is the subsidiary of the other, or (b) each of them is controlled by the same person;

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

“director” means (a) a member of the board of directors of a company or an individual who performs similar functions for a company; and (b) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“entity” means a company, syndicate, partnership, trust or unincorporated organization;

“executive officer” means, for an issuer, an individual who is: (a) a chair, vice-chair or president, (b) a vice-president in charge of a principal business unit, division or function including sales, finance or production, or (c) performing a policy-making function in respect of the issuer;

“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;.

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;

“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

“net assets” means the value of the total assets of the purchaser less the value of the total liabilities;

“permitted assign” means, for a person that is an employee, executive officer, director or consultant of an issuer or of a related entity of the issuer,

(a)	a trustee, custodian, or administrator acting on behalf of, or for the benefit of the person,

(b)	a holding entity of the person,

(c)	an RRSP or RRIF of the person,

(d)	a spouse of the person,

(e)	a trustee, custodian, or administrator acting on behalf of, or for the benefit of the spouse of the person,

(f)	a holding entity of the spouse of the person, or

(g)	an RRSP or RRIF of the spouse of the person;

“person” includes (a) an individual, (b) a corporation, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related entity” means, for an issuer, a person that controls or is controlled by the issuer or that is controlled by the same person that controls the issuer;

“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets or (ii) liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means an individual who (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

“voting security” means any security which:

(a)	is not a debt security; and

(b)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

SCHEDULE III

COMPANY WIRE INSTRUCTIONS

See attached.

Exhibit 99.1

enGene Announces $60 Million Private Placement Financing

BOSTON and MONTREAL, October 25, 2024 – enGene Holdings Inc. (Nasdaq: ENGN or “enGene” or the “Company”), a clinical-stage genetic medicines company whose non-viral lead investigational product detalimogene voraplasmid (also known as detalimogene, and previously EG-70) is in an ongoing pivotal study in patients with high-risk, Bacillus Calmette-Guérin (BCG)-unresponsive, non-muscle invasive bladder cancer (NMIBC) with carcinoma in situ (Cis), today announced that it has agreed to sell 6,758,311 of its common shares at a price per share of $8.90. The financing is expected to close on October 29, 2024, subject to customary closing conditions. enGene anticipates the gross proceeds from the private placement to be approximately $60 million, before deducting any offering-related expenses.

The financing included participation from new and existing investors, including Deep Track Capital, Cormorant Asset Management, Forbion, OrbiMed, Sphera Healthcare, Vestal Point Capital and Venrock Healthcare Capital Partners.

enGene intends to use the net proceeds from this financing to fund the continued development of detalimogene, pre-commercial activities, the potential expansion of the DDX platform, and for working capital and general corporate purposes. The proceeds from this financing, combined with current cash and cash equivalents, are expected to be sufficient to fund the current operating plan into 2027.

Leerink Partners, Piper Sandler & Co., Guggenheim Securities and Wells Fargo Securities are acting as placement agents to the Company in connection with the private placement.

The securities described above have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. enGene has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the common shares issued in this private placement. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About enGene

enGene is a clinical-stage biotechnology company mainstreaming genetic medicines through the delivery of therapeutics to mucosal tissues and other organs, with the goal of creating new ways to address diseases with high clinical needs. enGene’s lead program is detalimogene voraplasmid, (also known as detalimogene, and previously EG-70) for patients with Non-Muscle Invasive Bladder Cancer (NMIBC) – a disease with a high clinical burden. Detalimogene is being evaluated in the ongoing multi-cohort LEGEND Phase 2 study, which includes a pivotal cohort studying detalimogene in Bacillus Calmette Guérin (BCG)-unresponsive patients with carcinoma in situ (Cis). Detalimogene was developed using enGene’s proprietary Dually Derivatized Oligochitosan (DDX) platform, which enables penetration of mucosal tissues and delivery of a wide range of sizes and types of cargo, including DNA and various forms of RNA.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s expectations, hopes, beliefs, intentions, goals, strategies, forecasts and projections. The words “anticipate”, “appear”, “approximate”, “believe”, “continue”, “could”, “estimate”, “expect”, “foresee”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “would”, and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the timing and expectation of the closing of the private placement; the satisfaction of customary closing conditions related to the private placement and the anticipated use of proceeds therefrom; and the period over which enGene estimates the proceeds from the private placement, combined with its existing cash and cash equivalents, will be sufficient to fund its current operating plan.

Many factors, risks, uncertainties and assumptions could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, that preliminary clinical data may not accurately reflect the complete results of a particular study and remain subject to audit and verification, and final data may differ materially from preliminary data; the Company’s ability to recruit and retain qualified scientific and management personnel; establish clinical trial sites and enroll patients in its clinical trials; execute on the Company’s clinical development plans and ability to secure regulatory approval on anticipated timelines; and other risks and uncertainties detailed in filings with Canadian securities regulators on SEDAR+ and with the U.S. Securities and Exchange Commission (“SEC”) on EDGAR, including those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and most recent Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024 (copies of which may be obtained at www.sedarplus.ca or www.sec.gov).

You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. enGene anticipates that subsequent events and developments will cause enGene’s assessments to change. While enGene may elect to update these forward-looking statements at some point in the future, enGene specifically disclaims any obligation to do so, unless required by applicable law. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved.

Contact:

For media contact: media@engene.com

For investor contact: investors@engene.com

Exhibit 99.2

enGene

Non-Viral Genetic Medicine

Corporate Presentation

October 2024

Non-Viral Genetic Medicine Corporate Presentation October 2024 Exhibit 99.2

Cautionary Statement Regarding Forward-Looking Statements This Presentation contains certain forward-looking statements within the meaning of the federal securities laws and "forward-looking information" within the meaning of Canadian securities laws (collectively, "forward-looking statements").  Forward-looking statements may be identified by the use of the words such as “plan”, “forecast”, “intend”, “development”, “expect”, “anticipate”, “become”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “project”, “should”, “would”, “strategy”, “future”, “potential”, “opportunity”, “target”, “term”, “will”, “would”, “will be” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, the anticipated market acceptance of detalimogene, plans for amendments to the LEGEND study protocol, expectations and timing related to regulatory submissions and commercial product launches and the prospects for regulatory approval of detalimogene.  These forward-looking statements are based on various estimates and assumptions, whether or not identified in this presentation, and on the current expectations of the management of enGene Holdings Inc. ("enGene"), are not predictions of annual performance, and are subject to risks and uncertainties.  These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to, those described in the “Risk Factors” sections of enGene’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2024, April 30, 2024 and July 31, 2024, each of which has been filed with the Securities and Exchange Commission (“SEC”) and Canadian Securities Regulators (copies of which may be obtained at www.sedarplus.ca or www.sec.gov). You should carefully consider the risks and uncertainties described in the “Risk Factors” section of such Annual Report and Quarterly Reports, as well as other documents if and when filed by enGene from time to time with the SEC and Canadian securities regulators.  If any of these risks materialize or our assumptions prove incorrect, actual events and results could differ materially from those contained in the forward-looking statements.  There may be additional risks that enGene presently knows or that enGene currently believes are immaterial that could also cause actual events and results to differ.  In addition, forward-looking statements reflect enGene’s expectations, plans, or forecasts of future events and views as of the date of this presentation.  enGene anticipates that subsequent events and developments will cause enGene’s assessments to change.  While enGene may elect to update these forward-looking statements at some point in the future, enGene specifically disclaim any obligation to do so, unless required by applicable law.  These forward-looking statements should not be relied upon as representing enGene’s assessments as of any date subsequent to the date of this presentation.  Accordingly, undue reliance should not be placed upon the forward-looking statements contained herein Purchasers’ Rights Securities legislation in certain of the provinces of Canada provides purchasers with rights of rescission or damages, or both, where an offering memorandum or any amendment to it contains a misrepresentation. A “misrepresentation” is an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading in light of the circumstances in which it was made.  These remedies must be commenced by the purchaser within the time limits prescribed and are subject to the defences contained in the applicable securities legislation. The following is a summary of the statutory rights of rescission or damages, or both, under securities legislation in certain of the provinces of Canada where such summary is required to be disclosed under the relevant securities legislation, and as such, is subject to the express provisions of the legislation and the related regulations and rules and reference is made thereto for the complete text of such provisions.  Such provisions may contain limitations and statutory defences not described here on which the issuer and other applicable parties may rely. The rights described below are in addition to, and without derogation from, any other right or remedy available at law to purchasers of the securities. Purchasers should refer to the applicable provisions of the securities legislation of their province for the particulars of these rights or consult with a legal adviser.   Ontario Purchasers: Ontario securities legislation provides that where an offering memorandum is delivered to a purchaser and contains a misrepresentation, the purchaser will, except as provided below, have a statutory right of action for damages or for rescission against the issuer and a selling security holder on whose behalf the distribution is made, without regard to whether the purchaser relied on the misrepresentation; if the purchaser elects to exercise the right of rescission, the purchaser will have no right of action for damages against the issuer or any selling security holder.  No such action shall be commenced more than, in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action, or, in the case of any action other than an action for rescission, the earlier of: (i) 180 days after the purchaser first had knowledge of the facts giving rise to the cause of action, or (ii) three years after the date of the transaction that gave rise to the cause of action. The Ontario legislation provides a number of limitations and defences to such actions, including: (a) the issuer or any selling security holder is not liable if it proves that the purchaser purchased the securities with knowledge of the misrepresentation; (b) in an action for damages, the issuer shall not be liable for all or any portion of the damages that the issuer or any selling security holder proves do not represent the depreciation in value of the securities as a result of the misrepresentation relied upon; and (c) in no case shall the amount recoverable exceed the price at which the securities were offered. These rights are not available for a purchaser that is: (a) a Canadian financial institution, meaning either:  (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a province or territory of Canada to carry on business in Canada or a province or territory of Canada; (b) a Schedule III bank, meaning an authorized foreign bank named in Schedule III of the Bank Act (Canada); (c) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or (d) a subsidiary of any person referred to in clauses (a), (b) or (c), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary. Intellectual Property This Presentation contains trademarks, service marks, trade names, copyrights, and products of enGene and other companies, which are the property of their respective owners.  The use or display of third parties’ trademarks, service marks, trade names, copyrights, or products in this Presentation is not intended to, and does not, imply a relationship with enGene, or an endorsement of or sponsorship by enGene.  Solely for convenience, the trademarks, service marks, and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that enGene will not assert, to the fullest extent permitted under applicable law, their rights or the right of the applicable licensor in such trademarks, service marks and trade names. Industry and Market Data This Presentation relies on and refers to certain information and statistics based on estimates by enGene’s management and/or obtained from third party sources which enGene believes to be reliable.  enGene has not independently verified the accuracy or completeness of any such third party information, which involves elements of subjective judgment and analysis that may or may not prove to be accurate.  None enGene, or its affiliates or any third parties that provide information to enGene or its affiliates, such as market research firms, guarantees the accuracy, completeness, timeliness, or availability of any information.  None enGene, or its affiliates, or any third parties that provide information to enGene, and its affiliates, such as market research firms, is responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or the results obtained from the use of such content.  enGene may have supplemented such information where necessary, taking into account publicly available information about other industry participants and enGene management’s best view as to information that is not publicly available.  Neither enGene nor its affiliates give any express or implied warranties with respect to the information included herein, including, but not limited to, any warranties regarding its accuracy or of merchantability or fitness for a particular purpose or use, and they expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special, or consequential damages, costs, expenses, legal fees, or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein. Lead Program (detalimogene voraplasmid) The lead program described herein is an investigational drug therapy that has not been subject to testing designed to demonstrate that the therapy is effective in humans or to provide a basis to predict in advance whether an adequate level of efficacy in humans will be demonstrated in further testing.  Although deemed sufficient to permit further testing, the limited, early Phase 1 testing to date is not a sufficient basis on which to predict efficacy or safety.  Although the FDA has indicated that the Phase 2 portion of the current LEGEND study may potentially support BLA approval, that outcome will depend entirely on the results of Phase 2 clinical testing, which are not expected to be available until 2026. Disclaimers

Detalimogene Voraplasmid for NMIBC

Explosive Transformational Market Opportunity

NMIBC market forecasted to be >$20B

Highly Differentiated Investigational Product

Unique combination of clinical activity, tolerability, ease of use

Near Term Commercial Opportunity

BLA filing mid '26 (est.)

Well-capitalized, with runway projected into 2027

3

enGene

Detalimogene Voraplasmid for NMIBC Designed to be a practice-changing therapy requiring no change in practice Detalimogene voraplasmid was formerly referred to as EG-70 NMIBC = Non-muscle invasive bladder cancer NMIBC Market Forecast based on internal estimates utilizing multiple source data Highly Differentiated Investigational Product Explosive Transformational Market Opportunity Near Term Commercial Opportunity Well-capitalized, with runway projected into 2027 BLA filing mid ‘26 (est.) Unique combination of clinical activity, tolerability, ease of use NMIBC market forecasted to be >$20B

NMIBC Represents 75-80% of Bladder Cancer Diagnosis

Estimated Bladder Cancer US Prevalence: ~730,000 Patients

Bladder lumen
Lamina propria
Inner muscle
Outer muscle
Cis/Tis
Ta
T1
Carcinoma *in situ*
Non-invasive papillary tumors
Papillary tumor that invades subepithelial connective tissue

- *<u>Papillary tumors</u>: non-invasive outgrowths from the bladder surface*
- *<u>Carcinoma in situ (CIS)</u>: flat, aggressive cancer that is not easily removed*

4

enGene

NMIBC Represents 75-80% of Bladder Cancer Diagnosis Estimated Bladder Cancer US Prevalence: ~730,000 Patients Non-Muscle Invasive 80% of newly diagnosed bladder cancer (~65,000 annual USA cases) Muscle-Invasive 20% of newly diagnosed bladder cancer (~20,000 annual USA cases) Metastatic Papillary tumors: non-invasive outgrowths from the bladder surface Carcinoma in situ (CIS): flat, aggressive cancer that is not easily removed Sources: SEER database; Knowles et al., Nat Rev Cancer 15, 25–41 (2015); Isharwal and Konety, Indian Journal of Urology, 2015; TNM Classification, 8th Edition; Tan et al., Eur Urol Oncol (2022): https://doi.org/10.1016/j.euo.2022.05.005 Carcinoma in situ Non-invasive papillary tumors Papillary tumor that invades subepithelial connective tissue Outer muscle Inner muscle Lamina propria Bladder lumen Cis/Tis Ta T1

Bladder Cancer- High Incidence, High Prevalence, High Cost to Society Bladder Cancer is among the most expensive cancers to manage per patient: Estimated >$6.5B total annual cost US Top-10 Cancer by US Incidence Rank by Incidence Indication 1 Breast 2 Prostate 3 Lung 4 Colorectal 5 Melanoma 6 Bladder 7 Kidney/Renal 8 Lymphoma (NHL) 9 Uterus 10 Pancreas Sources: Mossanen M, Gore JL, Curr Opin Urol. 2014 Sep;24(5):487-91; Clark O et al., Pharmacoecon Open. 2024 Aug 18; https://seer.cancer.gov/statfacts/html/common.html#comparison

High-Risk NMIBC: A Multi-year Journey Managed by Community Urologists Goal: Treat Multiple Recurrences Non-Surgically and Delay Radical Cystectomy Diagnosis of high-risk (HR) disease 1st line: Intravesical BCG and/or Chemo 2nd line and beyond: Exhaustion of available non-surgical options <20%: Progression to MIBC MIBC Treatment (e.g., radical cystectomy) 50% 2-year recurrence Radical Cystectomy Recurrence w/o Progression Patients commonly treated in community urology clinics over 2-5 year period Patients commonly treated in academic medical centers and/or by oncologists ~20% Progression over 10 years from NMIBC to MIBC 70-80% of urologists practice in community clinics BCG = Bacillus Calmette-Guérin. Sources: van den Bosch and Witjes, Eur Urol. 2011 Sep;60(3):493-500; “The State of the Urology Workforce and Practice in the United States, 2023” American Urological Association Education and Research, Inc.

Radical Cystectomy: Life-Transforming Surgery of Last Resort 10% mortality rate, 6-8 hour inpatient surgery High morbidity and complication rate: Sexual dysfunction Urostomy Body image Depression Anxiety Radical Cystectomy remains standard-of-care for treating High-Risk (HR) NMIBC with Cis Image of Radical Cystectomy Surgery Patient Abdomen Sources: Korkes et al. Urol Int (2023) 107 (1): 96–104; Stitzenberg et al. J Clin Onc, 33.5 (2015): 455-464.2015; Djaladat et al. World J Uro, 35 (2017): 907-911.

Currently Available Non-Surgical Treatments Have Major Limitations 1st Line Treatment Factors Limiting Use BCG-TICE Chronic global shortage leads to inadequate treatment and rationing Intravesical Chemo (e.g., valrubicin, gemcitabine, mitomycin) Poor efficacy and tolerability; used as BCG backstop 2nd Line Treatment Factors Limiting Use Pembrolizumab (Keytruda) Systemic agent; requires multi-disciplinary care teams to manage serious immune AEs (not available at most urology clinics) Nadofaragene firadenovec-vncg (Adstiladrin) Viral gene therapy; complex handling and storage, history of limited availability nogapendekin alfa inbakicept-pmln (Anktiva) Requires co-administration with BCG-TICE, which is subject to rationing NMIBC Market Forecast based on internal estimates utilizing multiple source data Additional Sources: Schneider, Bryan J., et al. J Clin Onc 39.36 (2021): 4073-4126; Merck Press Release (https://www.merck.com/stories/facing-a-global-shortage-merck-commits-to-meeting-patient-demand/); https://www.auanet.org/about-us/bcg-shortage-info; product USPI

Detalimogene: Potential first-choice agent for urologists in a multi-year, multi-drug treatment journey, if approved Clinical activity and durability demonstrated: Promising preliminary data from pivotal arm of LEGEND study Favorable safety profile observed: LEGEND TRAEs were generally mild, largely instrumentation-related Potential best-in-class ease-of-use: Non-viral genetic medicine; no specialized handling or cold-chain storage Well-characterized, scalable manufacturing: Cost-effective process supports wide availability Detalimogene: Non-viral Investigational Therapy Designed To Be the First-Choice TRAE = Treatment-related adverse event

Non-Viral Activation of Both Innate and Adaptive Immunity

Drug product
(DDX nanoparticle)
Bladder lumen
Intracellular
dsRNA agonists
of RIG-I
Activate intracellular
RIG-I receptor
Secreted IL-12
Locally stimulates
incoming T cells
Drug substance
(DNA plasmid)

DDX = Dually Derivatized Oligochitosan

10

enGene

Non-Viral Activation of Both Innate and Adaptive Immunity Unique mechanism of action uses DNA plasmid to encode large payload of three genes Bladder lumen Intracellular Drug product (DDX nanoparticle) Drug substance (DNA plasmid) dsRNA agonists of RIG-I Secreted IL-12 Activate intracellular RIG-I receptor Locally stimulates incoming T cells DDX = Dually Derivatized Oligochitosan

Industrial-Scale, Well-Characterized Manufacturing Process

1
Plasmid DNA
(Drug Substance)
2
Proprietary Sugar Polymer
(DDX)
In-line Mixing
DDX/DNA Nanoparticle
3
PEG-PLE
(Excipient)
Bulk Mixing
4
PEGylated DDX/DNA Nanoparticle
(Non-Viral Drug Product)

11

enGene

e e e e e - - - - - (Excipient) PEG-PLE Bulk Mixing In-line Mixing PEGylated DDX/DNA Nanoparticle (Non-Viral Drug Product) DDX/DNA Nanoparticle + + + + + + + Non-viral, lyophilized drug product Established at-scale manufacturing No special delivery or handling + + + + + + + Proprietary Sugar Polymer (DDX) Plasmid DNA (Drug Substance) - - - - - - - - - + 2 4 3 1 Industrial-Scale, Well-Characterized Manufacturing Process

Multiple LEGEND Cohorts Demonstrate Detalimogene's Potential

		Anticipated Milestones
Detalimogene Voraplasmid (intravesical)	**BCG-Unresponsive NMIBC with Cis** Pivotal Cohort 1 n= 100	**BLA Filing:** Mid 2026
	BCG-Naïve NMIBC with Cis Ph2 Cohort 2a, n ≤ 30	**Enrollment Start:** Q4 2024
	BCG-Exposed NMIBC with Cis Ph2 Cohort 2b, n ≤ 70	**Enrollment Start:** Q4 2024
	BCG-Unresponsive NMIBC, Papillary-Only Ph2 Cohort 3, n = 50-100	**Enrollment Start:** Q4 2024
DDX Platform	**Urological targets** (undisclosed)	**Preclinical activity ongoing**

Comprehensive IP Portfolio Through at Least 2040

12

enGene

Multiple LEGEND Cohorts Demonstrate Detalimogene’s Potential All NMIBC cohorts refer to high-risk NMIBC unless otherwise specified Expected data update, timelines, enrollment targets, and anticipated milestones reflect enGene management's current estimate and are subject to change Anticipated Milestones Detalimogene Voraplasmid (intravesical) BCG-Unresponsive NMIBC with Cis Pivotal Cohort 1 n= 100 BCG-Naïve NMIBC with Cis Ph2 Cohort 2a, n ≤ 30 BCG-Exposed NMIBC with Cis Ph2 Cohort 2b, n ≤ 70 BCG-Unresponsive NMIBC, Papillary-Only Ph2 Cohort 3, n = 50-100 Enrollment Start: Q4 2024 BLA Filing: Mid 2026 Enrollment Start: Q4 2024 Enrollment Start: Q4 2024 DDX Platform Preclinical activity ongoing Urological targets (undisclosed) Comprehensive IP Portfolio Through at Least 2040

Pivotal Study Currently Enrolling Patients: BCG-Unresponsive High-risk NMIBC with CIS Design: Global, single-arm, open label N ≈ 100 Dosing: 800μg/ml intravesical at weeks 1,2,5,6 Q3M Endpoints: 1° - CR rate at 12-months; 2° - safety and durability

LEGEND Pivotal Cohort Patient Demographics Baseline characteristic N=21 Gender, n (%) Male 15 (71.4) Female 6 (28.6) Age, years Mean (SD) 72.7 (9.4) Median (range) 74 (59, 92) Age categories, n (%) ≤65 6 (28.6) >65 15 (71.4) ECOG, n (%) 0 19 (90.5) 1 2 (9.5) BCG Doses Median 11 Range 8, 33 Tumor Stage, n (%) T1 + Cis 3 (14.3) Ta + Cis 3 (14.3) Cis 15 (71.4) Demographic data relate to 3m and 6m efficacy-evaluable patients available as of September 13, 2024

Detalimogene was Generally Well-Tolerated in the LEGEND Study (n = 42*) Any Grade Grade 1 Grade 2 Grade 3 Grade 4/5 Patients with ≥ 1 TRAE 20 (47.6%) 17 (40.5%) 9 (21.4%) 0 (0.0%)** 0 (0) TRAE Reported in >10% patients: Bladder Spasm 8 (19%) 4 (9.5%) 4 (9.5%) 0 (0) 0 (0) Dysuria 9 (21.4%) 8 (19.0%) 1 (2.4%) 0 (0) 0 (0) Fatigue 5 (11.9%) 3 (7.1%) 2 (4.8%) 0 (0) 0 (0) Pollakiuria 5 (11.9%) 5 (11.9%) 0 (0) 0 (0) 0 (0) No patient discontinuations due to TRAEs Promising safety and tolerability profile TRAEs were reversible and largely consistent with catheterization TRAE = Treatment-Related Adverse Event *Across all dosed patients in all LEGEND Phase 2 cohorts as of September 13, 2024 data cut-off ** Previously reported Grade 3 events of peripheral edema and urosepsis have been assessed by investigators as not treatment-related

Detalimogene Demonstrated a Generally Favorable Tolerability Profile Detalimogene Cretostimogene TAR-2003 Keytruda4 Adstiladrin5 Anktiva + BCG7 Trial LEGEND BOND-0021 BOND-0032 SunRISe-1 KEYNOTE-057 NCT02773849 QUILT 3.032 Sample Size N = 42 N = 67 N = 112 N = 85 N = 101 N = 157 N = 88 TRAEs (Any Grade) 48% 57% 63% 84% 66% Not disclosed Not disclosed; 16% serious AEs reported TRAEs (≥ Grade 3) 0% 5% 0% 9% 13% <4%6 These data are presented for informational purposes and are not based on any head-to-head or comparator clinical studies. Cross-trial comparisons are inherently limited and may suggest misleading similarities or differences. Accordingly, no direct comparisons can be made.     As of the LEGEND Study’s preliminary analysis of the pivotal cohort (data cutoff Sept 13th, 2024). 1: Packiam et al. Uro Onc, Vol. 36, 10 (2018):440-447. 2: CG Corporate presentation, accessed Oct 22 2024. 3: Press release describing ESMO presentation, Sept 2024. 4:, Balar et al, Lancet Onc, Jul;22(7):919-930. 5: Adstiladrin USPI, N = 157. 6: Ferring May 6, 2024 Press Release 7: Anktiva USPI

Detalimogene: Preliminary Pivotal Efficacy Results

Subject
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9
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16
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21
CR
Non-CR
Continuing Treatment
Treatment Terminated
0
3 months
6 months

17

enGene

Detalimogene: Preliminary Pivotal Efficacy Results Data relate to 3m and 6m efficacy-evaluable patients available as of September 13, 2024 KM = Kaplan-Meier Analysis; CR = Complete Response Any Time 3 Month (n=21) 6 Month (n=17) 6 Month KM Estimate 71% CR Rate 67% CR Rate 47% CR Rate 51% CR Rate

Planned LEGEND Protocol Revisions to Align with Treatment Standards Focus Area Current LEGEND Protocol Proposed Revision T1 disease at pre-enrollment screen Surgically resect lesion via TURBT Enroll patient Perform 2nd resection at lesion site and restage If T1 disease present, patient ineligible Ta disease detected at 3 months Response deemed “Progressive Disease” Discontinue patient from study Surgically resect lesion via TURBT Re-induce patient with detalimogene Assessment of Suspected Cis or other disease at 6 months Patient may be discontinued from study based only on visual impression of Cis Discontinuation requires pathology confirmation of disease TURBT = Transurethral Resection of Bladder Tumor

Detalimogene: Preliminary LEGEND Pivotal Data Show Promising Clinical Activity Detalimogene Cretostimogene TAR-200 Keytruda Adstiladrin Anktiva + BCG Trial LEGEND BOND-0021 BOND-0032 SunRISe-13 KEYNOTE-0574 NCT027738495 QUILT 3.0326 CR Rate, Anytime 71% 65% 75% 84% 41% 51% 62% CR Rate, 6m 47% 44% 65% Not disclosed 34% 41% 59% CR Rate, 12m TBD 28% 43% 57% 19% 24% 45% Sample Size N = 21 N = 46 N = 105 N = 85 N = 96 N = 98 N = 77 These data are presented for informational purposes and are not based on any head-to-head or comparator clinical studies. Cross-trial comparisons are inherently limited and may suggest misleading similarities or differences. Accordingly, no direct comparisons can be made.     *As of the LEGEND Study’s preliminary analysis of the pivotal cohort (data cutoff Sept 13th, 2024). 1: CG AUA 2023 Presentation. 2: CG Corporate presentation, accessed Oct 22 2024. 3: Press release describing ESMO presentation, Sept 2024. 12m CR rate based on Kaplan-Meier analysis 4: Based on Keytruda USPI. 6m and 12m CR rates represent enGene-derived CR estimates based on data available in Balar et al., Lancet Onc 2021 Jul;22(7):919-930; 5: Based on Adstiladrin USPI. 6m and 12m rates from Boorjian et al, Lancet Onc 2021 Jan;22(1):107-117 with N=103 . 6: Based on Anktiva USPI. 6m and 12m CR rates represent enGene-derived CR estimates based on data available in Chamie et al., NEJM 2023 Jan;2(1):EVIDoa2200167. Protocol Change Protocol Change Pending

Pembrolizumab (Keytruda) Nadofaragene firadenovec (Adstiladrin) Nogapendekin alfa inbakicep (Anktiva) + BCG Approval Date January 2020 December 2022 April 2024 Study Design Single Arm, Open label Single Arm, Open label Single Arm, Open label Efficacy Evaluable Patients (N)** 96 98 77 12 Month Complete Response 19% 24% 45% August 2024 Draft Guidance reconfirms single arm open label study sufficient for approval Previous Single-Arm, Open-Label Studies Have Sufficed for FDA Approval* * For BCG-unresponsive High-Risk NMIBC with Cis ** Study sizes reported based on evaluable patients as describe on USPI Sources: Balar et al., Lancet Oncology 2021, 22:919-30; Boorjian et al. 2022 Lancent Oncology 2021 22(1) 107-17; Chamie, Karim, et al. NEJM evidence 2.1 (2022): EVIDoa2200167

Practical and Differentiated Therapy Designed for Busy Clinics

Clinical Activity and Durability Observed*

Generally Favorable AE Profile Observed*

Ease of Use for Urologists and Patients

*LEGEND phase 1 and preliminary pivotal reported data

21

enGene

Clinical Activity and Durability Observed* Ease of Use for Urologists and Patients Generally Favorable AE Profile Observed* Practical and Differentiated Therapy Designed for Busy Clinics Detalimogene: Designed to be the Urologist’s and Patient’s First Choice *LEGEND phase 1 and preliminary pivotal reported data

Adstiladrin** Clinic logistics of vial thaw Risk of financial loss due to prepared product expiry Premedication, biosafety precautions, urine bleaching TAR-200 Procedure room and cystoscopy likely required to place and remove ≥Grade 3 AEs Detalimogene Clinical activity observed† Generally well-tolerated † “Off-the-shelf” ease of use Urologist-Friendly Design: Ideal For Use Early in Treatment Sequence 4 prewashes + administration Insertion and removal every 3 weeks Estimated 4-10 hour total process † LEGEND phase 1 and preliminary pivotal reported data * BSL2-like handling recommendations are likely based on precedent described in USPI for Imlygic, an FDA-approved, locally administered oncolytic virus, as well as handling recommendations for oncolytic viruses as reported by the Oncology Nursing Society. Detailed preparation and/or administration instructions have not yet been reported for cretostimogene. Other information based on CG Oncology’s non-confidential investor presentation. ** Based on USPI. Once thawed, Adstiladrin vial must be used within 24 hours. Adstiladrin prescribing information also advises that “persons who are immunocompromised or immunodeficient may be at risk for disseminated infection from ADSTILADRIN due to low levels of replication-competent adenovirus.” 4-10 hour total process estimated based on vial thaw requirement timing and estimated pharmacy preparation times. Cretostimogene* Complex process Cold chain storage required Oncolytic virus biosafety Possible need for urine, facilities decontamination

Adstiladrin** Virus exposure precautions Extended clinic visit time 48 hours of urine bleaching TAR-200 Potential foreign body sensation when urinating Risk of additional discomfort or complications due to AE profile Cretostimogene* Virus exposure precautions likely Prewashes extend chair time Possible contact restrictions with loved ones Detalimogene One hour of chair time total No need to bleach urine No induction period Patient Friendly Design That Makes for Ease of Experience * BSL2-like handling recommendations are likely based on precedent described in USPI for Imlygic, an FDA-approved, locally administered oncolytic virus, as well as handling recommendations for oncolytic viruses as reported by the Oncology Nursing Society. Detailed preparation and/or administration instructions have not yet been reported for cretostimogene. Other information based on CG Oncology’s non-confidential investor presentation. ** Based on USPI. Once thawed, Adstiladrin vial must be used within 24 hours. Adstiladrin prescribing information also advises that “persons who are immunocompromised or immunodeficient may be at risk for disseminated infection from ADSTILADRIN due to low levels of replication-competent adenovirus.” 4-10 hour total in-clinic time estimated based on vial thaw requirement timing, estimated pharmacy preparation times, and administration timing. 4 prewashes + administration Requires device insertion and removal Estimated 4-10 hours in clinic

Drug/Device Combos + Chemo Gemcitabine/TAR-200 (not approved) Burdensome placement Higher incidence of ≥Gr3 AEs (e.g., urosepsis) Recombinant Immunotherapy and CPIs Pembrolizumab (Keytruda): Risk of severe, systemic AEs Requires IV infusion Nogapendekin alfa inbakicep + BCG (Anktiva) BCG co-administration potentially limits availability Non-viral genetic medicine Detalimogene voraplasmid: Designed to be the “first choice” Complementary Investigational Therapies Expected to Transform NMIBC Market and Allow for Sequential Treatments Shift in NMIBC management paradigm drives projected market growth to >$20B Gr3 = Grade 3 NMIBC Market Forecast based on internal estimates utilizing multiple source data Viral Gene Therapies Nadofaragene firadenovec (Adstiladrin) Cold-chain storage Burdensome handling Biocontainment Cretostimogene grenadenorepvec (not approved) Similar limitations expected if approved 2nd Line and Beyond: Exhaustion of non-surgical options prior to radical cystectomy

Experience Developing and Commercializing Highly Successful Medicines RAJ PRUTHI, MD MHA FACS Chief Medical Officer Global Medical Affairs Lead, TAR-210 Bladder Cancer Program, Johnson&Johnson Professor and Chair, Dept of Urology, UCSF Member, AUA/SUO NMIBC Guidelines RON COOPER Chief Executive Officer Chief Executive Officer, Albireo Pharma President, Europe, Bristol Myers Squibb RYAN DAWS Chief Financial Officer CFO Roles: Concert Therapeutics, Obsidian Therapeutics Investment Banker Roles: Cowen, Stifel, Baird ANTHONY CHEUNG, Ph.D Chief Scientific Officer Co-founder, enGene Co-inventor on all key enGene patents Former Committee Member, ASGCT Industry Liaison Committee (2008-2014) EY Entrepreneur of the Year Finalist (2017) ALEX NICHOLS, Ph.D Chief Strategy & Operations Officer Co-Founder and CEO, Mythic Therapeutics Co-Founder, Cogen Therapeutics Associate, Flagship Pioneering LEE GIGUERE Chief Legal Officer and Secretary CLO, Obsidian Therapeutics General Counsel, Chiasma Inc. Other legal roles: Karyopharm Therapeutics, Boston Scientific, Goodwin Procter JOAN CONNOLLY Chief Technology Officer Chief Technology Officer, Albireo Pharma SVP Technical Operations, Stemline Therapeutics

Detalimogene Voraplasmid for NMIBC

Explosive Transformational Market Opportunity

NMIBC market forecasted to be >$20B

Highly Differentiated Investigational Product

Unique combination of clinical activity, tolerability, ease of use

Near Term Commercial Opportunity

BLA filing mid '26 (est.)

Well-capitalized, with runway projected into 2027

26

enGene

Detalimogene Voraplasmid for NMIBC Designed to be a practice-changing therapy requiring no change in practice Detalimogene voraplasmid was formerly referred to as EG-70 NMIBC = Non-muscle invasive bladder cancer NMIBC Market Forecast based on internal estimates utilizing multiple source data Highly Differentiated Investigational Product Explosive Transformational Market Opportunity Near Term Commercial Opportunity Well-capitalized, with runway projected into 2027 BLA filing mid ‘26 (est.) Unique combination of clinical activity, tolerability, ease of use NMIBC market forecasted to be >$20B

enGene

Non-Viral Genetic Medicine

Additional Slides

Non-Viral Genetic Medicine Additional Slides

Detalimogene is Designed to Streamline Administration and Ease the Experience for Patients and Clinicians †† Based on USPI. * Based on USPI. Note: Once thawed, Adstiladrin vial must be used within 24 hours. Adstiladrin prescribing information also advises that “persons who are immunocompromised or immunodeficient may be at risk for disseminated infection from ADSTILADRIN due to low levels of replication-competent adenovirus.” ** BSL2-like handling recommendations are likely based on precedent described in USPI for Imlygic, an FDA-approved, locally administered oncolytic virus. Detailed preparation and/or administration instructions have not yet been reported for cretostimogene. Other information based on CG Oncology’s non-confidential investor presentation. Cretostimogene dwell (45-60m) DDM Re-infusion and dwell (15m) Saline Wash DDM Wash Saline Wash Preparation and Handling: BSL2-like handling likely recommended** Cretostimogene: (Based on publicly available data): Complex process with unclear vial thaw, biosafety, and urine decontamination requirements ~10m thaw Urine bleaching requirements not reported Adstiladrin instillation and dwell (60m)* 3-10 hour vial thaw* Adstiladrin: Vial thaw introduces preparation bottleneck; elevated biosafety procedures required; additional pre/post treatment burden for patients Anticholinergic premedication* 48-hour period of required urine bleaching* Preparation: “Universal biosafety precautions” required; USPI contains infection risk warning* 6-hour period of required urine bleaching †† BCG-TICE: Risk of infection for patients and caregivers; longer, uncomfortable dwell time; urine decontamination burden Preparation: mask/gown minimally required †† BCG instillation and dwell (120m) †† Instillation and dwell (60m) Detalimogene: As designed, no vial thaw, simple preparation; no pre/post treatment protocol Preparation: can be conducted on open table or benchtop; no special handling (No post-treatment urine bleaching required)